EXHIBIT 23.1


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE



To the Board of Directors and Stockholders of VINA Technologies, Inc.

     We consent to the incorporation by reference in Registration Statement Nos. 333-56260, 333-56256, 333-54272, 333-43648 and 333-43578 of VINA Technologies,
Inc. on Form S-8 of our report dated  January 22, 2001  (February 28, 2001 as to
Note 13) appearing in this Annual Report on Form 10-K of VINA Technologies, Inc. for the year ended December 31, 2000.


     Our audits of the  consolidated  financial  statements  referred  to in our aforementioned report also included the consolidated financial statement schedule of VINA Technologies Inc., listed in Item 14(a)(2). This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP
San Jose, California
March 29, 2001